Exhibit 11

Dechert LLP

One International Place, 40th Floor

100 Oliver Street

Boston, MA 02110-2605

+1 617 728 7100 Main

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www.dechert.com

November 29, 2017

Fidelity Charles Street Trust

245 Summer Street

Boston, MA 02210

Re: Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to Fidelity Charles Street Trust, a Massachusetts business trust (the “Trust”), in connection with the Trust’s Registration Statement on Form N-14 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the transfer of all of the assets of Fidelity Global Balanced Fund (“Global Balanced”), a series of the Trust, and Fidelity Global Strategies Fund (“Global Strategies”, together with Global Balanced, the “Acquired Funds”), a series of Fidelity Salem Street Trust, to Fidelity Asset Manager 60% (the “Acquiring Fund,” together with the Acquired Funds, the “Funds”), a series of the Trust, in exchange for the issuance of shares of beneficial interest of the Acquiring Fund (the “Shares”), and the assumption of the liabilities of the Acquired Funds, pursuant to the proposed reorganizations as described in the Registration Statement and the forms of Agreement and Plans of Reorganization (the “Agreements”) by and between the Trust, on behalf of the Acquiring Fund, the Trust, on behalf of Global Balanced, and Fidelity Salem Street Trust, on behalf of Global Strategies.

In connection with the opinions set forth herein, you have provided to us originals, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things, copies of the following: the Registration Statement; the Agreements; the Amended and Restated Declaration of Trust of the Trust dated September 19, 2001, as amended; and the Bylaws of the Trust, as amended and dated June 17, 2004 (the “Bylaws”). In addition, we have reviewed and relied upon a Certificate issued by the Secretary of the Commonwealth of Massachusetts with respect to the Trust. We have assumed that the Bylaws have been duly adopted by the Trustees. We have also examined such documents and questions of law as we have concluded are necessary or appropriate for purposes of the opinions expressed below.

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by each Fund’s Board of Trustees; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of each Fund on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Board of Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise. When any opinion set forth below relates to the existence or standing of the Trust, such opinion is based entirely upon and is limited by the items referred to above, and we understand that the foregoing assumptions, limitations and qualifications are acceptable to you.

Based upon the foregoing, we are of the opinion that:

1. The Trust has been duly formed and is validly existing as a business trust under the laws of the Commonwealth of Massachusetts; and

2. The Shares registered under the Securities Act, when issued in accordance with the terms described in the Registration Statement and the Agreements, will be legally issued, fully paid and non-assessable by the Trust.

The opinions expressed herein are limited to the laws of the Commonwealth of Massachusetts and the federal securities laws of the United States. We express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction. The opinions expressed herein are solely for your benefit and may not be relied on in any manner or for any purpose by any other person.

We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP